Exhibit 23.1

•	MAIN OFFICE
133-10 39TH AVENUE
FLUSHING, NY 11354
TEL. (718)445-6308
FAX. (718)445-6309

•	CALIFORNIA OFFICE
36 W. BAY STATE STREET
ALHAMBRA, CA 91801
TEL. (626)282-1630
FAX. (626)282-9726

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this registration statement on Form S-1 of our report dated September 15, 2017 relating to the consolidated financial statements of World Technology Corp. and Subsidiaries (formerly, World Media & Technology Corp. and Subsidiaries) as of December 31, 2016 and 2015, and for the years then ended.

We also consent to the reference to our firm under the caption “Experts” in such registration statement.

/s/ Wei Wei & Co. LLP

Flushing, New York

February 14, 2018